For Immediate Release

For more information contact:

Craig Rodenberger

Ephrata National Bank

(717) 721-5279

AARON GROFF TO RETIRE FROM EPHRATA NATIONAL BANK AFTER 52 YEARS

EPHRATA, PA – The Board of Directors of ENB Financial Corp, the bank holding company of Ephrata National Bank, announces that President, Chairman and CEO, Aaron L. Groff, Jr. plans to retire from the company on December 31, 2019. Mr. Groff’s retirement will bring a close to a remarkable career of 52 years of continuous service to Ephrata National Bank’s customers, communities, employees, board of directors and shareholders.

Mr. Groff joined Ephrata National Bank in April 1967 as a teller and became president on January 1, 1999. During his tenure he also held the positions of co-manager of data processing, assistant cashier, systems analyst, director of marketing, and vice president and cashier. Under his leadership as president, Ephrata National Bank grew from 4 full-service branch offices in the greater Ephrata area to 12 full-service branch offices and 2 free-standing drive-thru facilities in Lancaster, Lebanon and Berks counties. Assets grew from $338 million to over $1 billion. He also played a significant role in establishing what has become known as the bank’s Ephrata Campus, which included expansion into 3 buildings that currently house the bank’s technology center, money management group, marketing department, contact center, credit department and ENB Mortgage.

In addition to growth, Mr. Groff’s presidency will be remembered for his integrity, customer focus, innovative and visionary thinking, strong and visible leadership, ability to communicate and capacity to inspire. “It has been a pleasure and privilege to serve the communities in which we do business not only by helping customers achieve financial success but in how we’ve been able to give back through financial and volunteer support. I am exceptionally proud of our mission and that we remain an independent community bank of undisputed integrity,” said Mr. Groff. “Most of all, I will cherish all of the people that I have worked with, the relationships we’ve forged and the successes we’ve achieved together.” Mr. Groff will continue to serve on Ephrata National Bank’s board of directors.

Succeeding Mr. Groff as President and CEO will be Jeffrey S. Stauffer who will become the 8th president in Ephrata National Bank’s history. Mr. Stauffer started his banking career at Ephrata National Bank in February 1982 having most recently served as senior vice president and senior lender of commercial loans. After starting his 36-year tenure with the bank as a teller, Mr. Stauffer served as assistant branch manager, commercial loan officer and vice president commercial lending manager before starting in his current role. He attended East Stroudsburg University and is a graduate of the Pennsylvania Bankers Association (PBA) School of Advanced Banking and PBA Leadership Institute.

Said Mr. Groff, “Jeff Stauffer has been a high performer and tremendous asset to ENB throughout his distinguished career. His extensive knowledge of banking as well as our culture and communities will allow us to continue our mission. I look forward to working with him over the next year as he transitions into this new role and am excited about what the future holds for Ephrata National Bank.”

For more information about Ephrata National Bank, visit www.epnb.com.

Notice Regarding Forward Looking Statements

This news release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results of ENB Financial Corp to be materially different from future results expressed or implied by such forward-looking statements. These forward-looking statements can be identified by use of terminology such as “expect”, “plan”, “anticipate”, “believe”, “estimate”, and similar words that are intended to identify such forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections about the Corporation, the financial services industry, and the economy. The Private Securities Reform Act of 1995 provides safe harbor in the event the projected future operations are not met. There are a number of future factors such as changes in fiscal or monetary policy, or changes in the economic climate that will influence the Corporation’s future operations. These factors are difficult to predict with regard to how likely and to what degree or significance that they would occur. Actual results may differ materially from what may have been forecasted in the forward-looking statements. We are not obligated to publicly update any forward-looking statements to reflect the effects of subsequent events.

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